UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 364-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2005 Transcend Services, Inc. (“Transcend”) signed a promissory note in favor of Larry G. Gerdes, Transcend’s Chairman of the Board, Chief Executive Officer and President to formalize the borrowing of $100,000 from Mr. Gerdes on December 9, 2005. On December 30, 2005 Transcend repaid Mr. Gerdes the $100,000 plus $550 interest.

Item 2.02. Results of Operations and Financial Condition.

(a) On January 25, 2006, Transcend Services, Inc. issued a press release announcing its operating results and certain other related information for the three and twelve months ended December 31, 2005 and its financial condition as of December 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2. for Form 8-K, the information contained in this Item 2.02 and the exhibit hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 and the exhibit hereto shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings. Transcend Services, Inc. disclaims any intention or obligation to update or revise this information.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press release of Transcend Services, Inc. dated January 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: January 25, 2006	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit 99.1	Press release of Transcend Services, Inc. dated January 25, 2006.